Exhibit 10.14

                    SECOND RENEWAL AND MODIFICATION AGREEMENT
                    -----------------------------------------

         THIS SECOND RENEWAL AND MODIFICATION AGREEMENT (this "Modification") is made by and between UNIVERSAL POWER GROUP, INC., a Texas corporation ("Borrower"), and COMPASS BANK ("Lender"), to be effective as of the 18th day of April, 2006.
                                    RECITALS:

         WHEREAS, Borrower executed and delivered to Lender that certain Revolving Credit and Security Agreement, dated December 14, 2004 (the "Security Agreement"), covering among other items of collateral certain Accounts, Accounts Receivable, Inventory, and other Collateral (each as defined in such Security Agreement), both tangible and intangible, together with all other collateral and property described in the Security Agreement (all of such property being hereinafter collectively referred to as the "Property"); and

         WHEREAS, the Security Agreement secures in part the indebtedness evidenced by that certain Revolving Note, dated of even date with the Security Agreement, in the original stated principal amount of Twelve Million and No/100 Dollars ($12,000,000.00), executed by Borrower and payable to Lender (as may have been heretofore renewed, extended, and/or modified, the "Note"); and

         WHEREAS, the Borrower has obligations (collectively, the "Obligations") under the Note, Security Agreement, and other Loan Documents (as defined below), which Obligations, Note, Security Agreement and other Loan Documents were modified, renewed and/or extended, as the case may be, pursuant to that certain Renewal and Modification Agreement, dated March 23, 2006 (the "First Modification") (the indebtedness evidenced by the Note is referred to herein as the "Loan", and the Note, Security Agreement, First Modification, and all documents evidencing the Loan are herein collectively, the "Loan Documents"); and

         WHEREAS, the parties desire to increase the principal amount under the Loan from Twelve Million and No/100 Dollars ($12,000,000.00) to Sixteen Million and No/100 Dollars ($16,000,000.00), all in accordance with the terms and conditions herein contained; and

         WHEREAS, the parties desire to further modify the terms of the Loan as the same relate to certain of Borrower's covenants, agreements, duties and obligations under the Security Agreement and other terms and conditions of the Loan.


                                   AGREEMENTS:

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

         1. The parties desire to increase the original principal amount of the Note from Twelve Million and No/100 Dollars ($12,000,000.00) to Sixteen Million


                                    10.14-1
and No/100 Dollars ($16,000,000.00) (hereinafter, the "Principal Amount"), Borrower's duties and obligations under the Note (as hereby modified, extended, and renewed) to repay the Principal Amount (as herein defined) shall be included within the definition of the Obligations as herein specified, all in accordance with the terms and conditions herein contained.

         2. From the date hereof, Borrower promises to pay to Lender the Principal Amount (as herein modified), together with interest thereon, and to perform all of the Obligations under the Loan Documents (as hereby modified) including, without limitation the payment of all outstanding principal together with all accrued but unpaid interest on the Maturity Date (as defined in both the Note and Security Agreement). The Principal Amount shall accrue interest and be due and payable in accordance with and as specified within the Promissory Note; provided, however, that, contemporaneously upon the execution of this Modification, Borrower and Lender shall execute that certain First Amendment to Master Revolving Promissory Note (the "First Amendment"), reflecting, among other revised terms, the increase of the Principal Amount as specified in
Section 1 above, as well as the increase in the sub-limit upon letters of credit (defined as L/C's under the Security Agreement) from Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) in the aggregate to Eight Hundred Seventy Five Thousand and No/100 Dollars ($875,000.00). By this reference, the First Amendment is hereby incorporated into this Modification for all purposes.

         3. In addition to the foregoing, the parties hereby further agree that certain sections of the Security Agreement shall be modified and/or amended, all in accordance with the following:

         (a) Any and all references to (i) "Twelve Million and No/100 Dollars ($12,000,000.00)" or "$12,000,000.00" in the Security Agreement
             with respect to the amount of the Revolving Line shall be deleted and replaced in their entirety by "Sixteen Million and No/100 Dollars ($16,000,000.00)" or "$16,000,000.00," respectively, as appropriate; and (ii) "Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00)" or "$750,000.00" in the Security Agreement with respect to the sub-limit on the aggregate amount of L/C's (as defined in the Security Agreement in respect of letters of credit) shall be deleted and replaced in their entirety by "Eight Hundred Seventy Five Thousand and No/100 Dollars ($875,000.00)" or "$875,000.00," respectively, as appropriate, all in accordance with the terms and conditions of the Security Agreement (as modified hereby) and as further set forth in the First Amendment.

         (b) The advance formula referenced in the Security Agreement, Section 1.1, and defined as the "Borrowing Base" therein shall be and hereby is modified as follows: "eighty-five percent (85.0%) of the outstanding value of Borrower's Eligible Accounts Receivable (as defined in the Security Agreement and modified hereby), plus fifty percent (50.0%) of the value of Borrower's Eligible Inventory (as hereinafter defined). Advances against Borrower's Eligible Inventory shall not to exceed the lesser of (a) $8,500,000.00, or
             (b) an amount equal to the product of (i) one and one-half (1.5), multiplied by (ii) eight-five percent (85%) of the outstanding value of Borrower's Eligible Accounts Receivable at any one time outstanding; provided, however, that in no event shall the aggregate sum of all principal advances made by Bank to Borrower at


                                    10.14-2
             any one time outstanding hereunder exceed the sum of $16,000,000.00." From and after the date of this Modification, all references to the term "Borrowing Base" in the Security Agreement and other Loan Documents shall refer to the advance formula defined above.

         (c) Section 2.9 of the Security Agreement shall be and hereby is amended to read in its entirety as follows:

             "Section 2.9 Location of Collateral. Except for Inventory sold in the ordinary course of business, all Inventory and other tangible Collateral have always been, are and shall continue to be kept at Borrower's locations as reflected in Schedule 2.9 of this Agreement."

         (d) Section 6.1 (ii) of the Security Agreement shall be and hereby is amended to read in its entirety as follows: "(ii) Borrower's audited fiscal year-end financial statements (in form, preparation and substance acceptable to Bank) within one hundred fifty (150) days after the close of each of its year-end, including a balance sheet as of the close of such period, an income statement, a reconciliation of stockholders' equity, and a statement of cash flows, all certified by an independent certified public accountant acceptable to Bank and analyzed in accordance with generally accepted accounting principles;"

         (e) Section 7.2 of the Security Agreement shall be and hereby is amended to read in its entirety as follows:

             "7.2 Borrowings; Permitted Indebtedness. Except for borrowings under the Revolving Line, Borrower shall not borrow any money other than (i) Subordinated Debt (but only to the extent such borrowings and loans shall be fully subordinated hereto), without Bank's prior written consent, or (ii) for trade credit and to finance the purchase of equipment in the ordinary course of business, not to exceed $50,000.00 in the aggregate at any given time, without Bank's prior written consent. Except in favor of Bank, Borrower shall not guarantee, endorse or assume, either directly or indirectly, any indebtedness of any other corporation, person, or entity."

         (f) Section 7.3 of the Security Agreement shall be and hereby is amended to read in its entirety as follows:

             "Section 7.3 Dividends. Borrower shall not pay, make or declare any dividends, distributions, or other similar payments, or make any other advances of any nature whatoseover, to Borrower's directors, managers, officers, employees, owners, parent, members, affiliates, subsidiaries or other related persons or entities, without Bank's prior written consent. Notwithstanding anything herein to the contrary, Bank agrees that Borrower may pay a monthly management fee to Zunicom of up to $40,000.00 per month and quarterly dividends equal to 50% of Borrower's net income for any fiscal quarter for cash, taxes, or other Zunicom expenses, provided that
             (a) no Default  of Event of Default  exists as of the date any such


                                    10.14-3
             payment is to be made or such payment would cause or result in a Default or Event of Default, (b) there is at least $500,000.00 of borrowing availability under the Revolving Line after the making of any such payment, (c) no more than one dividend is paid per fiscal quarter of Borrower, and (d) any such dividend is paid no sooner than thirty (30) days from Bank's receipt of the financial statements delivered by Borrower for the end of the month that coincides with the end of such fiscal quarter of Borrower. Borrower shall not redeem, purchase or in any manner acquire any of its outstanding shares without Bank's prior written consent."

         (g) Section 7 (g) in Addendum A attached to the Security Agreement shall be and hereby is amended to read in its entirety as follows:
             "(g) it is located at one of Borrower's places of business in (i) Carrollton, Texas, (ii) Oklahoma City, Oklahoma, (iii) Overland Park, Kansas, or (iv) Las Vegas, Nevada;"

         (h) Schedule 2.9 of the Security Agreement is hereby deleted in its entirety and replaced by the attached Schedule 2.9 (attached hereto as Exhibit A) which shall be incorporated into the Security Agreement (as hereby modified) for all purposes.

         (i) Except as specifically set forth in the Security Agreement (as hereby modified), the parties acknowledge and agree that all financial covenants of Borrower and/or any guarantor set forth in the Security Agreement (including, without limitation, Sections 6.5, 6.6, 7.9. and 7.11 of the Security Agreement) shall be measured based upon information contained in Borrower's internally-prepared financial statements, including, without limitation, such statements as are required to be delivered to Lender pursuant to clauses (i), (iii), (iv), and (viii) of Section
             6.1 of the Security Agreement or as otherwise may be reasonably requested from Lender from time to time.

         4. Borrower hereby conveys and/or re-conveys, grants and/or re-grants, and makes and/or re-makes, each as applicable, to Lender the security interests and liens upon the Property remaining subject to the Loan Documents and securing the Obligations. Further, Borrower hereby covenants and agrees that Borrower shall not sell, transfer, convey or otherwise dispose of any of the Property without Lender's prior written consent (except as otherwise permitted under the Security Agreement), and, in the event such consent by Lender is given, Borrower shall provide Lender with such additional security with respect to the Obligations as Lender shall require in its sole and absolute discretion.

         5. Borrower hereby renews, but does not extinguish, the Note, Loan, and the liens and security interests created and evidenced by the Security Agreement and all other liens and security interests securing the Note (including, without limitation, any vendor's lien), and Borrower promises to pay to the order of Lender, the principal sum of the Loan evidenced by the Note, or so much thereof as may be advanced and outstanding, together with interest at the rate and in the manner specified in the Note, as modified herein, and to observe, comply with and perform each and every of the terms and provisions of the Loan Documents as herein modified.

         6.  Borrower  hereby  reaffirms the liens on the Property and any other


                                    10.14-4
liens securing the Note and/or Loan until the indebtedness and the Note and Loan as modified and renewed hereby has been fully paid, and agrees that the modification set forth herein shall in no manner affect or impair the Note, Loan, or the liens securing the same, and that said liens shall not in any manner be waived, the purpose of this instrument being simply to modify the Security Agreement (and other Loan Documents, as appropriate) and to carry forward all liens securing the same, which are acknowledged by Borrower to be valid and subsisting. Borrower further agrees that all terms and provisions of the Note and of the instrument or instruments creating or fixing the liens securing the same shall be and remain in full force and effect as therein written, except as otherwise expressly provided herein. All liens are hereby carried forward from the original inception thereof, and Borrower hereby ratifies, reaffirms and confirms all of said liens from the original inception thereof. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict, or otherwise affect the obligations of Borrower or any guarantor under the Loan Documents. As a material inducement to Lender to execute and deliver this Modification, Borrower hereby acknowledges and agrees that Borrower is well and truly indebted to Lender in the amount set forth hereinabove, and that the liens, security interests and assignments created by the Security Agreement and any other Loan Documents are, respectively, valid and subsisting liens, security interests, and assignments, and, to the best of Borrower's knowledge, are of the validity and priority recited in the Security Agreement and the other Loan Documents. As a further material inducement to Lender to execute and deliver this Modification, Borrower hereby acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions or other obligations created or evidenced by the Loan Documents, and represent that, after modification of the Security Agreement and other Loan Documents hereunder, no event has occurred, and no condition exists which would constitute a default, either with or without notice or lapse of time, or both, under the Loan Documents.

         7. Borrower reaffirms and remakes, as of the date hereof, all representations and warranties contained in the Note, Security Agreement, and other Loan Documents. Borrower further represents and warrants that, except as disclosed in writing to Lender, it has done nothing, nor has allowed anything, to adversely affect title to or encumber the Property or any other property of Borrower in which Lender has a security interest. Borrower further represents and warrants to Lender that it is aware of no condition or fact, which has not been disclosed in writing to Lender, which would materially adversely affect the repayment to Lender of all sums due under the Note, Security Agreement, and other Loan Documents.

         8. Borrower, for it and its successors, assigns, and representatives does hereby waive, release, and discharge Lender and its agents, employees, officers, directors, and attorneys (collectively, the "Released Parties") from any and all of Lender's duties, obligations, and liabilities arising under, based upon or associated with, directly or indirectly, the Loan, the Note, Security Agreement, First Modification, and any Loan Documents, existing as of the date of this Modification, and further does hereby waive any and all claims and causes of action of any kind or character, arising under, based upon, or associated with, directly or indirectly, the Loan Documents or the acts, actions, or omissions of the Released Parties in connection therewith, existing as of the date hereof, whether known or unknown, asserted or unasserted, equitable or at law, arising under or pursuant to common or statutory law, rules, or regulations.


                                    10.14-5

         9. Borrower hereby ratifies, reaffirms and confirms any and all covenants, agreements, or promises heretofore made by Borrower to Lender in connection with the Loan, Note, Security Agreement, or other Loan Documents, and all renewals thereof, including as hereby modified.

         10. Borrower agrees, simultaneously with and as a condition precedent to the execution hereof, to pay to Lender a non-refundable credit facility fee in the amount of $5,000.00 (representing 0.125% of the $4,000,000.00 amount of the increased availability under the Revolving Line [as defined in the Security Agreement]), as well as all costs and expenses of Lender incurred in connection with the preparation and administration of this Modification, including, the cost of any recording fees and charges associated with the Security Agreement and/or other Loan Documents, and Lender's attorneys' fees and expenses.

         11. It is hereby agreed and acknowledged that other parties, if any, who are liable in any part for the Obligations, including, without limitation, Zunicom, Inc., a Texas corporation, in its capacity as guarantor of the Loan and Obligations, are in no way released or discharged from such Obligations, nor are Lender's rights against such persons or entities waived or negatively impacted by the execution of this Modification.

         12. The parties agree that all clauses contained in the Loan Documents which relate to the payment, application, and spreading of interest received by Lender which may be greater than the maximum amount allowed by applicable law, shall remain in full force and effect and by this reference be fully incorporated herein.

         13. If any provision of this Modification or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Modification or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

         14. Except as amended hereby, the Note, Security Agreement, First Modification, and other Loan Documents remain unmodified and in full force and effect.

         15. THE LOAN, NOTE, SECURITY AGREEMENT, FIRST MODIFICAITON, AND OTHER WRITTEN LOAN DOCUMENTS, AS MODIFIED BY THIS MODIFICATION, REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.

                  [remainder of page intentionally left blank]










                                    10.14-6

         EXECUTED to be effective as of the date first above written.

                                    BORROWER:
                                    ---------
     UNIVERSAL POWER GROUP, INC.,

     a Texas corporation



                                    By:      ______________________________
                                    Name:    ______________________________
                                    Title:   ______________________________

                                    LENDER:

                                    COMPASS BANK


                                    By:      ______________________________
                                    Name:    ______________________________
                                    Title:   ______________________________

                  [remainder of page intentionally left blank]

































                                    10.14-7

ACCEPTED, AGREED, AND ACKNOWLEDGED:
----------------------------------

ZUNICOM, INC., a Texas corporation ("Guarantor"), as guarantor of the Obligations herein specified pursuant to its execution of that certain Guaranty Agreement dated of even date with the Security Agreement (the "Guaranty"), is executing below to evidence (a) its consent to this Modification and (b) its agreement that (i) this Modification does not void, invalidate, create a defense to the enforcement of, or otherwise negatively impact the Guaranty and (ii) the Guaranty shall continue in full force and effect and cover all of the Obligations (as herein modified); provided, however, that, upon Lender's request, Guarantor shall execute a new Guaranty Agreement, to be dated of even date herewith to further evidence its duties and obligations as a principal obligor with respect to the Obligations (as herein modified).


GUARANTOR:
---------

ZUNICOM, INC.,
a Texas corporation


By:      ______________________
Name:    ______________________
Title:   ______________________


187052.1/2995.101


                       [acknowledgments on following page]

























                                    10.14-8

STATE OF TEXAS           ss.
                         ss.
COUNTY OF DALLAS ss.

         The foregoing  instrument was acknowledged before me this        day of
                                                                   ------
April, 2006, by                  ,  as                        of Universal Power
                -----------------       --------------------
Group, Inc., a Texas corporation, on behalf of such entity.


                                    -------------------------------------------
                                    Notary Public in and for the State of Texas

STATE OF TEXAS           ss.
                                  ss.
COUNTY OF DALLASss.

         This instrument was acknowledged before me on the _____ day of April, 2006, by ______________________, as __________________ of Zunicom, Inc., a Texas
corporation, on behalf of said corporation in its capacity as guarantor.


                                    -------------------------------------------
                                    Notary Public in and for the State of Texas

STATE OF TEXAS           ss.
                         ss.
COUNTY OF DALLAS ss.

         This instrument was  acknowledged  before me on the       day of April,
                                                             -----
2006, by                       ,                        of COMPASS BANK.
         ----------------------  ----------------------

                                    -------------------------------------------
                                    Notary Public in and for the State of Texas




















                                    10.14-9

                                    EXHIBIT A
                                    ---------
                                  Schedule 2.9
                                  ------------
                               Places of Business
                               ------------------

Business Locations
Universal Power Group

             1)       Main Warehouse and Corporate Offices
                      1720 Hayden Road
                      Carrollton, Texas 75006

             2) Oklahoma City Retail Store and Wholesale Warehouse 11605 N. Santa Fe
                      Oklahoma City, Oklahoma 73114

             3)       Kansas City Customer Service Center
                      10580 Barkley, Ste. #410
                      Overland Park, Kansas 66212

             4)       South Tech-Diablo Business Center, LLC
                      5770 South Valley View Boulevard
                      Las Vegas, Nevada 89118
































                                    10.14-10